Exhibit 23.29

CONSENT OF QUALIFIED THIRD-PARTY FIRM

RESPEC COMPANY LLC

August 22, 2024

Re:	Registration Statement (as defined below) to be filed by McEwen Mining Inc. (the “Company”) with the U.S. Securities and Exchange Commission (the “SEC”)

I, Michael M. Gustin, on behalf of RESPEC Company LLC, consent to:

•	the use of the technical report titled “S-K 1300 Technical Report Summary, Lookout Mountain Project, Eureka Property, Eureka, Nevada USA” (the “Technical Report Summary”), with an effective date of December 31, 2022 and an issue date of June 21, 2023, and that was prepared in accordance with Subpart 1300 of Regulation S-K promulgated by the SEC under the Securities Act of 1933, as amended (the “Act”), as referenced in the Registration Statement on Form S-8 to which this consent is being filed by the Company with the SEC as an exhibit (collectively with any amendments thereto, or prospectuses or prospectus supplements forming a part thereof, the “Registration Statement”);

•	the use of and reference to our company name, by incorporation by reference or otherwise, in the Registration Statement, including any reference to our status as an expert or “qualified person” (as defined in Subpart 1300 of Regulation S-K promulgated by the SEC under the Act), in connection with such use in the Registration Statement; and

•	the incorporation by reference of any extracts from, or summary of, the Technical Report Summary in the Registration Statement and the use in the Registration Statement, by incorporation by reference or otherwise, of any quotation from, or summarization of, the Technical Report Summary and any information derived, summarized, quoted or referenced from the Technical Report Summary, or portions thereof, that was prepared by us, that we supervised the preparation of, and/or that was reviewed and approved by us that is included or incorporated by reference in the Registration Statement.

For purposes of the foregoing, we confirm that we are responsible for authoring, and this consent pertains to, the following portions of the Technical Report Summary: Sections 1.5, 1.10, 9, 11, 21, 22 and 23 (such portions of the Technical Report Summary, the “Sections”). We certify that we have read the quotations from and summarizations of, as applicable, the Sections used or incorporated by reference in the Registration Statement and that they fairly and accurately represent in all material respects the corresponding information in the Technical Report Summary.

RESPEC COMPANY LLC

By:	/s/ Michael M. Gustin
Name:	Michael M. Gustin
Title:	Principal Consultant II